Exhibit 99.2

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Lynda L. Glass
EVP/Secretary &
Chief Governance Officer
717.339.5085
lglass@acnb.com

ACNB CORPORATION HOLDS

2021 ANNUAL MEETING OF SHAREHOLDERS

GETTYSBURG, PA, May 6, 2021 --- The 2021 Annual Meeting of Shareholders of ACNB Corporation (NASDAQ: ACNB) was held on Tuesday, May 4, in a virtual meeting format only due to the ongoing impact of the Coronavirus Disease 2019 (COVID-19) pandemic. ACNB Corporation is the financial holding company for the wholly-owned subsidiaries of ACNB Bank, Gettysburg, PA, and Russell Insurance Group, Inc., Westminster, MD.

“2020 started off strong for ACNB Corporation with the largest acquisition in the Corporation’s history with the addition of Frederick County Bancorp, Inc. (FCBI) and its wholly-owned subsidiary, Frederick County Bank, in the first quarter. We believe this acquisition enhances and complements our existing Maryland presence and the 2017 acquisition of New Windsor Bancorp, Inc. and New Windsor State Bank in Carroll County, MD. With our operating results over the last five years, ACNB Corporation has successfully executed on our strategy of combining organic growth initiatives with inorganic growth opportunities,” said James P. Helt, ACNB Corporation President & Chief Executive Officer, during his presentation at the meeting.

“Net income for the year ended December 31, 2020, totaled $18.4 million or $2.13 per share. This represents a year-over-year decline of 22.5%, and was due to two primary factors in 2020 including one-time merger-related expenses associated with the FCBI acquisition of $6 million and a higher provision for loan loss expense of $9.1 million as a result of the pandemic and an unanticipated $2.0 million charge-off of one loan after the death of a borrower. Excluding one-time merger-related expenses, 2020 net income would have been $23.0 million or $2.67 per share. We were pleased that in spite of the pandemic’s impact on the economy, ACNB Corporation continued our proud history of paying a strong dividend to our shareholders by paying a total of $8.7 million in dividends for the year, which represented an increase of 25.5% over 2019,” he said.

ACNB Corporation

Press Release/2021 Annual Meeting of Shareholders

May 6, 2021

In reference to ACNB Corporation’s response to COVID-19, Mr. Helt continued, “In spite of the negative economic impacts of the pandemic, ACNB Corporation remains a strong, full-service financial institution that has provided stability to our customers, our communities, and our shareholders for over 164 years. History is filled with examples similar to our current situation. Our company has risen to the challenge and has been a source of strength in our communities led by our team of community bankers taking action in a variety of ways such as offering individual loan modification programs to assist customers in need, providing Paycheck Protection Program loans to help save jobs in our communities, offering various customer relief programs, and by reaching out directly to those individuals in need by offering meals through our ACNB Helping Hands program. We believe ACNB Corporation is well positioned for future growth. Our company is well capitalized, our loan portfolio remains strong, and we have proven to the marketplace that we can successfully and profitably grow this organization.”

Mr. Helt ended the presentation saying, “Working together, the people of ACNB Corporation have embraced our philosophy that change is an opportunity and a chance to make a difference. Without the strength of our shareholders, we would not have the ability to pursue our vision and live our values in serving customers with diligence and determination. We can all be proud of our accomplishments, and we are excited and confident in our future.”

During the business portion of the annual meeting, ACNB Corporation shareholders elected Donna M. Newell, D. Arthur Seibel, Jr., David L. Sites and Alan J. Stock as Class 2 Directors to serve for terms of three years. All nominees elected were previously members of the Board of Directors of ACNB Corporation. Each member of the Corporation’s Board also serves on the Board of Directors for the Corporation’s banking subsidiary, ACNB Bank.

ACNB Corporation

Press Release/2021 Annual Meeting of Shareholders

May 6, 2021

In addition, the Corporation’s shareholders approved proposals related to executive compensation and ratification of the selection of RSM US LLP as ACNB Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

ACNB Corporation, headquartered in Gettysburg, PA, is the $2.7 billion financial holding company for the wholly-owned subsidiaries of ACNB Bank, Gettysburg, PA, and Russell Insurance Group, Inc., Westminster, MD. Originally founded in 1857, ACNB Bank serves its marketplace with banking and wealth management services, including trust and retail brokerage, via a network of 20 community banking offices, located in the four southcentral Pennsylvania counties of Adams, Cumberland, Franklin and York, as well as loan offices in Lancaster and York, PA, and Hunt Valley, MD. As divisions of ACNB Bank operating in Maryland, FCB Bank and NWSB Bank serve the local marketplace with a network of five and six community banking offices located in Frederick County and Carroll County, MD, respectively. Russell Insurance Group, Inc., the Corporation’s insurance subsidiary, is a full-service agency with licenses in 44 states. The agency offers a broad range of property, casualty, health, life and disability insurance serving personal and commercial clients through office locations in Westminster, Germantown and Jarrettsville, MD, and Gettysburg, PA. For more information regarding ACNB Corporation and its subsidiaries, please visit acnb.com.

ACNB Corporation

Press Release/2021 Annual Meeting of Shareholders

May 6, 2021

FORWARD-LOOKING STATEMENTS - In addition to historical information, this press release may contain forward-looking statements. Examples of forward-looking statements include, but are not limited to, (a) projections or statements regarding future earnings, expenses, net interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure, and other financial terms, (b) statements of plans and objectives of Management or the Board of Directors, and (c) statements of assumptions, such as economic conditions in the Corporation’s market areas. Such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. Forward-looking statements are subject to certain risks and uncertainties such as local economic conditions, competitive factors, and regulatory limitations. Actual results may differ materially from those projected in the forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: the effects of governmental and fiscal policies, as well as legislative and regulatory changes; the effects of new laws and regulations, specifically the impact of the Coronavirus Response and Relief Supplemental Appropriations Act, the Coronavirus Aid, Relief, and Economic Security Act, the Tax Cuts and Jobs Act, and the Dodd-Frank Wall Street Reform and Consumer Protection Act; impacts of the capital and liquidity requirements of the Basel III standards; the effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; ineffectiveness of the business strategy due to changes in current or future market conditions; future actions or inactions of the United States government, including the effects of short- and long-term federal budget and tax negotiations and a failure to increase the government debt limit or a prolonged shutdown of the federal government; the effects of economic conditions particularly with regard to the negative impact of severe, wide-ranging and continuing disruptions caused by the spread of Coronavirus Disease 2019 (COVID-19) and the responses thereto on the operations of the Corporation and current customers, specifically the effect of the economy on loan customers’ ability to repay loans; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest rate protection agreements, as well as interest rate risks; difficulties in acquisitions and integrating and operating acquired business operations, including information technology difficulties; challenges in establishing and maintaining operations in new markets; the effects of technology changes; volatilities in the securities markets; the effect of general economic conditions and more specifically in the Corporation’s market areas; the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities; acts of war or terrorism; disruption of credit and equity markets; the ability to manage current levels of impaired assets; the loss of certain key officers; the ability to maintain the value and image of the Corporation’s brand and protect the Corporation’s intellectual property rights; continued relationships with major customers; and, potential impacts to the Corporation from continually evolving cybersecurity and other technological risks and attacks, including additional costs, reputational damage, regulatory penalties, and financial losses. We caution readers not to place undue reliance on these forward-looking statements. They only reflect Management’s analysis as of this date. The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances. Please carefully review the risk factors described in other documents the Corporation files from time to time with the SEC, including the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Please also carefully review any Current Reports on Form 8-K filed by the Corporation with the SEC.

ACNB #2021-9

May 6, 2021